Exagen Inc. Reports First Quarter 2026 Results

Delivers record total revenue and AVISE(R) CTD average selling price

May 11, 2026

Carlsbad, Calif., – Exagen Inc. (Nasdaq: XGN), a leading provider of autoimmune testing solutions, today reported financial results for the quarter ended March 31, 2026, and recent corporate updates.

	Three Months Ended March 31,
	2026	2025
Unaudited. In thousands, except ASP data.
Revenue	$17,306	$15,498
Gross margin	59.0%	58.9%
Operating expenses	$13,619	$12,488
Operating loss	$(3,414)	$(3,365)
Net loss	$(3,967)	$(3,752)
Adjusted EBITDA	$(2,160)	$(2,508)
Trailing-twelve-month average selling price (ASP)	$444	$419
Cash and cash equivalents	$21,513	$11,194

First Quarter 2026 Highlights:

•Achieved record total revenue of $17.3 million, an increase of 12% compared to first quarter 2025.
•Grew AVISE CTD test volume 10% compared to first quarter 2025.
•Expanded AVISE CTD trailing-twelve-month ASP to $444 per test, an increase of $25 per test, or 6% compared to first quarter 2025.
•Delivered an adjusted EBITDA loss of $2.2 million, an improvement of 14% compared to first quarter 2025.
•Ended the quarter with approximately $22 million in cash and cash equivalents, ahead of expectations and consistent with long-standing strategy to hold claims in the first quarter.

“First quarter results establish a solid start to 2026, reflecting our team’s disciplined execution and effective revenue cycle management,” said John Aballi, President and CEO. “Exagen is uniquely committed to providing clarity for autoimmune patients and confidence for clinicians.

We have built a foundation to expand our reach and advance innovation in a market with significant unmet need.”

2026 Guidance

The Company continues to expect full-year 2026 revenue of $70 million to $73 million.

Conference Call

A conference call to review first quarter financial results is scheduled for today, May 11, 2026, at 8:30 a.m. ET (5:30 a.m. PT). Interested parties may access the conference call by dialing (877) 407-0890 (U.S.), or +1 (201) 389-0918 (international). Additionally, a link to a live webcast of the call will be available in the Investor Relations section of Exagen's website at investors.exagen.com. Participants are asked to join a few minutes prior to the call to register for the event.

A replay of the conference call will be available until May 25, 2026. Interested parties may access the replay by dialing (877) 660-6853 (U.S.) or +1 (201) 612-7415 (international) using passcode 13759736. A link to the replay of the webcast will also be available in the Investor Relations section of Exagen's website.

Use of Non-GAAP Financial Measures (UNAUDITED)

In addition to the financial results prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release contains the metric adjusted EBITDA, which is not calculated in accordance with GAAP and is a non-GAAP financial measure. Adjusted EBITDA is defined as net loss adjusted for interest income (expense), income tax expense (benefit), depreciation and amortization expense, stock‑based compensation expense, change in fair value of warrant liability, and certain other non‑cash, unusual or non‑recurring items, including, for example, losses on extinguishment of debt and changes in the fair value of warrant liabilities; we do not exclude normal, recurring, cash operating expenses from this measure. Such items could have a significant impact on the calculation of GAAP net loss.

Exagen uses adjusted EBITDA internally because the company believes these metrics provide useful supplemental information in assessing its operating performance reported in accordance with GAAP. Exagen believes adjusted EBITDA may enhance an evaluation of the operating performance because it excludes the impact of prior decisions made about capital investment, financing, investing and certain expenses the company believes are not indicative of the ongoing performance. However, this non-GAAP financial measure may be different from non-GAAP financial measures used by other companies, even when the same or similarly titled terms are used to identify such measures, limiting their usefulness for comparative purposes.

This non-GAAP financial measure is not meant to be considered in isolation or used as a substitute for net loss reported in accordance with GAAP, should be considered in conjunction with the financial information presented in accordance with GAAP, has no standardized meaning prescribed by GAAP, is unaudited, and is not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future, there may be other items that Exagen may exclude for purposes of these non-GAAP financial measures, and the company may in the future cease to exclude items that it has historically excluded for purposes of these non-GAAP financial measures. Likewise, Exagen may determine to modify the nature of adjustments to arrive at these non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measure as used by the company in this press release and the accompanying reconciliation table have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. Accordingly, investors should not place undue reliance on non-GAAP financial measures.

A reconciliation of net loss to non-GAAP adjusted EBITDA is provided in the financial schedules that are part of this press release.

About Exagen

Exagen Inc. (Nasdaq: XGN) is a leading provider of autoimmune diagnostics, committed to transforming care for patients with chronic and debilitating autoimmune conditions. Based in San Diego County, California, Exagen’s mission is to provide clarity in autoimmune disease decision-making and improve clinical outcomes through its innovative testing portfolio. The company’s flagship product, AVISE® CTD, enables clinicians to more effectively diagnose complex autoimmune conditions such as lupus, rheumatoid arthritis, and Sjögren’s disease earlier and with greater accuracy. Exagen’s CLIA-certified, CAP-accredited laboratory specializes in the testing of rheumatic diseases, delivering precise and timely results, supported by a suite of AVISE-branded tests for disease diagnosis, prognosis, and monitoring. With a focus on research, innovation, education, and patient-centered care, Exagen is dedicated to addressing the ongoing challenges of autoimmune disease management.

For more information, visit Exagen.com or follow Exagen on LinkedIn.

Forward Looking Statements

Exagen cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on Exagen’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: Exagen’s goals, strategies, positioning, and ambitions; evaluations and judgments regarding financial results and the potential implications of those results, potential future financial and business performance, including any improvements to adjusted EBITDA, ASP, net loss and potential profitability; the potential utility and effectiveness of Exagen’s services and testing solutions; the anticipated benefits of and adoption trajectory for Exagen's recently launched biomarkers; the impact of Exagen's revenue cycle management strategy on the timing of collections and cash burn; potential stockholder value and growth and full-year 2026 guidance. The inclusion of forward-looking statements should not be regarded as a representation by Exagen that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Exagen’s business, including, without limitation: delays in reimbursement and coverage decisions from Medicare and third-party payors and interactions with regulatory authorities, and delays in ongoing and planned clinical trials involving its tests; the potential effects of inflation and tariffs on Exagen’s margins; and changes in laws and regulations related to Exagen’s regulatory requirements. Exagen’s commercial success depends upon attaining and maintaining significant market acceptance of its testing products among rheumatologists, patients, third-party payors and others in the medical community; Exagen’s ability to successfully execute on its business strategies; and ability to obtain additional funding; third-party payors not providing coverage and adequate reimbursement for Exagen’s testing products, including Exagen’s ability to collect on funds due; Exagen’s ability to obtain and maintain intellectual property protection for its testing products; regulatory developments affecting Exagen’s business; and other risks described in Exagen’s prior press releases and Exagen’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in Exagen’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 10, 2026, and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Exagen undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investors:
Tina Jacobsen, CFA
Exagen Inc.
ir@exagen.com

Exagen Inc.
Unaudited Condensed Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025

Revenue	$17,306	$15,498
Cost of revenue	7,101	6,375
Gross margin	10,205	9,123
Operating expenses:
Selling, general and administrative expenses	12,066	11,204
Research and development expenses	1,553	1,284
Total operating expenses	13,619	12,488
Loss from operations	(3,414)	(3,365)
Interest expense	(1,267)	(545)
Change in fair value of warrant liability	882	—
Other income (expense), net	(132)	158
Loss before income taxes	(3,931)	(3,752)
Income tax benefit	(36)	—
Net loss	$(3,967)	$(3,752)
Net loss per share, basic and diluted	$(0.17)	$(0.20)
Weighted-average number of shares used to compute net loss per share, basic and diluted	23,854,997	18,557,390

Exagen Inc.
Unaudited Condensed Balance Sheets
(in thousands, except share and per share amounts)

	March 31, 2026	December 31, 2025

Assets
Current assets:
Cash and cash equivalents	$21,513	$32,220
Accounts receivable, net	15,773	10,855
Prepaid expenses and other current assets	6,297	5,818
Total current assets	43,583	48,893
Property and equipment, net	6,611	6,938
Operating lease right-of-use assets	1,179	1,435
Other assets	584	756
Total assets	$51,957	$58,022
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$4,159	$4,153
Accrued and other current liabilities	4,772	6,327
Deferred revenue	681	675
Finance lease liabilities, current	1,113	1,135
Operating lease liabilities, current	1,259	1,226
Borrowings, current	580	643
Total current liabilities	12,564	14,159
Borrowings, non-current, net of discounts and debt issuance costs	22,291	22,264
Finance lease liabilities, non-current	1,792	1,960
Operating lease liabilities, non-current	111	438
Warrant liability	767	1,752
Total liabilities	37,525	40,573
Commitments and contingencies (Note 5)
Stockholders' equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized, no shares issued or outstanding as of March 31, 2026 and December 31, 2025	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized as of March 31, 2026 and December 31, 2025; 24,088,057 and 22,911,575 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	24	23
Additional paid-in capital	332,657	331,708
Accumulated deficit	(318,249)	(314,282)
Total stockholders' equity	14,432	17,449
Total liabilities and stockholders' equity	$51,957	$58,022

Exagen Inc.
Reconciliation of Non-GAAP Financial Measures (UNAUDITED)
The table below presents the reconciliation of adjusted EBITDA, which is a non-GAAP financial measure. See "Use of Non-GAAP Financial Measures (UNAUDITED)" above for further information regarding Exagen's use of non-GAAP financial measures.

	Three Months Ended March 31,
	2026	2025
(in thousands)
Adjusted EBITDA
Net loss	$(3,967)	$(3,752)
Other (income) expense	132	(158)
Interest expense	1,267	545
Change in fair value of warrant liability	(882)	—
Income tax expense (benefit)	36	—
Depreciation and amortization expense	599	440
Stock-based compensation expense	655	417
Adjusted EBITDA (Non-GAAP)	$(2,160)	$(2,508)